Exhibit 1

		   _____ Preferred Securities

		      KCPL FINANCING _
		     (a Delaware Trust)

	   ____% Trust Originated Preferred Securities(sm)
			("TOPrS(sm)")
     (Liquidation Amount of $25 Per Preferred Security)

		     PURCHASE AGREEMENT

					_______, 199_

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
  as Representative of the several Underwriters
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281

Dear Sirs:

	  KCPL Financing _ (the "Trust"), a statutory
business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title
12, of the Delaware Code, 12 Del. C. Section 3801 et seq.),
and Kansas City Power & Light Company, a Missouri
corporation (the "Company" and, together with the Trust, the "Offerors") confirm their agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section
10 hereof), for whom Merrill Lynch is acting as
representative (in such capacity, Merrill Lynch shall hereinafter be referred to as the "Representative"), with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the
respective numbers of   _____  % Trust Originated Preferred
Securities (liquidation amount of $25 per preferred
security) of the Trust ("Preferred Securities") set forth in said Schedule A. The Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities
Guarantee Agreement"), dated as of   _________  , 199_, between
the Company and The First National Bank of Chicago, as trustee (the "Guarantee Trustee"), and entitled to the benefits of certain backup undertakings described in the Prospectus with respect to the Company's agreement pursuant to the Supplemental Indenture (as defined herein) to pay all expenses relating to administration of the Trust (the "Undertakings"). The Preferred Securities and the related Preferred Securities Guarantee are referred to herein as the "Securities".

	  The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333- ___________ ) and a related prospectus and preliminary prospectus supplement for the registration under the Securities Act of 1933 (the "1933 Act") of up to a combination of $300,000,000 of (i) preferred securities, including the Preferred Securities,
(ii) guarantees of the preferred securities, including the Preferred Securities Guarantee, and (iii) unsecured subordinated debentures, including the Subordinated Debentures (as defined below), to be issued and sold by the Company to the trusts, including the Trust, which issue the preferred securities, have filed such amendments thereto, if any, and such amended prospectuses and amended preliminary prospectus supplements as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses and amended prospectus supplements as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including, in each case, all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, including the prospectus supplement (the "Prospectus Supplement") required to be filed by the Offerors pursuant to Rule 424(b) of the 1933 Act Regulations with respect to the Preferred Securities (but excluding any prospectus supplement filed by the Company and any trust other than the Trust) are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that, if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Offerors for use in connection with the offering of the Preferred Securities which differs from the Prospectus (whether or not such revised prospectus is required to be filed by the Offerors pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

	  The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon
as the Representative deems advisable.   The entire proceeds
from the sale of the Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") and will be used by the Trust to purchase the $ ___________ of
____% junior subordinated deferrable interest debentures
(the "Subordinated Debentures") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of _______________, 199_ (the "Declaration"), among the Company, as Sponsor, John J. DeStefano and Andrea F. Bielsker (the "Regular Trustees"),
The First National Bank of Chicago, a national banking association, as property trustee (the "Property Trustee"), and First Chicago Delaware Inc., a Delaware corporation (the "Delaware Trustee and, together with the Regular Trustees and the Property Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debentures will be
issued pursuant to an indenture, dated as of   _________, 199_
(the "Base Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Debt Trustee"), and a supplemental indenture to the Base Indenture, dated as of __________ , 199_ (the "Supplemental Indenture," and together with the Base Indenture and any other amendments or supplements thereto, the "Indenture"), between the Company and the Debt Trustee.

	  Section 1.  Representations and Warranties

	  (a) The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof as follows:

	       (i)  The Registration Statement has become
     effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement is currently in effect and no proceedings for that purpose are pending or threatened by the Commission. At the time the Registration Statement became effective and on the date hereof, the Registration Statement complied and complies in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the "1939 Act") and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, (unless the term "Prospectus" refers to a prospectus that has been provided to the Underwriters by the Trust for use in connection with the offering of the Securities and that differs from the Prospectus, including the Prospectus Supplement, in which case, at the time it is first provided to the Underwriters for such use) at the Closing Time referred to in Section 2 hereof will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

	       (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), as applicable, and, at the time the Registration Statement and any amendments thereto became effective and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

	       (iii)  The accountants who certified the
     financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933
     Act Regulations.

	       (iv)  The financial statements included in
     the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the Company's ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred dividend requirements (actual and, if any, pro forma) included in the Prospectus under the caption "Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Dividend Requirements" and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the selected financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement. [The Prospectus contains all pro forma financial statements and other pro forma financial information required to be included therein and such information presents fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.]

	       (v)  Each of the Offerors meets, and at the
     respective times of commencement and consummation of the offering of the Securities will meet, the registrant requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations.

	       (vi)  Since the respective dates as of which
     information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise or of the Trust, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Trust or by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Trust or the Company, considered as one enterprise.

	       (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, to enter into and perform its obligations under this Agreement, the Declaration, the Indenture and the Preferred Securities Guarantee Agreement and to purchase, own, and hold the Common Securities issued by the Trust; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

	       (viii)  The Company has no significant
     subsidiaries, as "significant subsidiary" is defined in Rule 405 of Regulation C of the 1933 Act Regulations.

	       (ix)  The Trust has been duly created and is
     validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Preferred Securities, the Common Securities and the Declaration; the Trust is duly qualified to transact business as a foreign company and is in good standing in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

	       (x)  The Common Securities have been duly
     authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

	       (xi)  This Agreement has been duly
     authorized, executed and delivered by each of the Offerors.

	       (xii)  The Declaration has been duly
     authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Regular Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration will, at the Closing Time, be a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions") and will conform to all statements relating thereto in the Prospectus; and the Declaration has been duly qualified under the 1939 Act.

	       (xiii)  The Preferred Securities Guarantee
     Agreement has been duly authorized by the Company and, at the Closing Time will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery of the Preferred
     Securities Guarantee by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and the Preferred Security Guarantee and the Preferred
     Securities Guarantee Agreement will conform to all statements relating thereto contained in the Prospectus; and the Preferred Securities Guarantee
     Agreement, has been duly qualified under the 1939 Act.

	       (xiv)  The Preferred Securities have been
     duly authorized by the Declaration and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth in Section 2, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Declaration and will conform to all statements relating thereto contained in the Prospectus and such description conforms to the provisions of the Declaration; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; and (subject to the terms of the Declaration) holders of Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

	       (xv)  The Indenture has been duly authorized
     by the Company and, at the Closing Time will have been duly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions;
     the Indenture will conform to all statements relating thereto contained in the Prospectus; and the Indenture has been duly qualified under the 1939 Act.

	       (xvi)  The Subordinated Debentures have been
     duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform to all statements relating thereto in the Prospectus.

	       (xvii)  The Company's obligations under the
     Preferred Securities Guarantee are subordinate and junior in right of payment to all liabilities of the Company and are pari passu with the most senior preferred stock issued by the Company.

	       (xviii) The Subordinated Debentures are subordinated and junior in right of payment to all "senior indebtedness" (as defined in the Supplemental
     Indenture) of the Company.

	       (xix)  Each of the Regular Trustees of the
     Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration; the Declaration has been duly executed and delivered by the Regular Trustees and is a valid and binding obligation of each Regular Trustee, enforceable against such Regular Trustee in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

	       (xx)  None of the Offerors is, and following
     the consummation of the transactions contemplated hereby will be, an "investment company" or a company
     "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

	       (xxi) The Company is not in violation of its charter or by-laws; the Trust is not in violation of the Declaration or its certificate of trust filed with the State of Delaware on _______ , 1996 (the "Certificate of Trust"); neither the Company nor the Trust is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Trust is a party or by which it or either of them may be bound, or to which any of the property or assets of the Company or the Trust is subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust or the Company; and the execution, delivery and performance of this Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Debentures, the Preferred Securities Guarantee Agreement and the Preferred Securities Guarantee and the consummation of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) on the part of the Offerors and do not and will not result in any violation of the charter or by-laws of the Company, or the Declaration or Certificate of Trust and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust or the Company under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust or the Company is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust or the Company), or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or the Company or any of their respective properties.

	       (xxii)  Except as disclosed in the
     Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Trust or the Company, threatened against or affecting the Trust or the Company that is required to be disclosed in the Prospectus or that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust or the Company, or that could materially and adversely affect the properties or assets of the Trust or the Company, or that could adversely affect the consummation of the transactions contemplated in this Agreement; the aggregate of all pending legal or governmental proceedings that are not described in the Prospectus to which the Trust or the Company is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Trust or the Company, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust or the Company, considered as one enterprise; and there are no contracts or documents of the Company or the Trust that are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations that have not been so filed.

	       (xxiii) The Company has made all necessary filings and obtained all necessary consents or approvals from the Missouri Public Service Commission in connection with the issuance and sale of or the issuance and sale of the Subordinated Debentures or the Preferred Securities Guarantee hereunder, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or the issuance and sale of the Common Securities or the offering of the Preferred Securities, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities ("Blue Sky") laws.

	       (xxiv)  The Company is a public utility duly
     authorized by its Restated Articles of Consolidation, as amended, under which it was organized to carry on the business in which it is engaged as set forth in the Prospectus; and the Company has the legal right to function and operate as an electric utility in the States of Missouri and Kansas.

	       (xxv) The Company holds valid and subsisting franchises, licenses and permits authorizing it to carry on the respective utility businesses in which it is engaged in the territory from which substantially all of its gross operating revenue is derived.

	  (b) Any certificate signed by any officer of the Company delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

	  Section 2.  Sale and Delivery to Underwriters;
Closing.

	  (a)  On the basis of the representations and
warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price $________ per security, the number of Preferred Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Preferred Securities that such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

	  The initial public offering price per Preferred Security shall be $_________. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Subordinated Debentures of the Company, the Company hereby agrees to pay at the Closing Time to the Representative, for the accounts of the several Underwriters, a commission of $______ per Preferred Security; provided, however, that the commission per Preferred Security for sales of 10,000 or more Preferred Securities to a single purchaser shall be $_______.

	  (b)  Payment of the purchase price for the
Preferred Securities shall be made at the office of Sidley & Austin, 875 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representative and the Trust, at 10:00 A.M. New York time on the third business day (unless postponed in accordance with the provisions of Section 10) after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative, the Trust, and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Trust by wire transfer of same day funds to an account designated by the Trust, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Preferred Securities to be purchased by them. At the Closing Time the Trust shall deliver the Preferred Securities to the Representative through the facility of The Depository Trust Company for the account of each Underwriter against payment to or upon the order of the Trust of the purchase price. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Preferred Securities which it has agreed to purchase. Merrill Lynch, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Underwriter whose check has not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

	  At the Closing Time, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters under Section 2 hereof by wire transfer of same day funds to an account designated by the Representative.

	  Section 3.  Covenants of the Offerors.  Each of
the Offerors jointly and severally covenant with each Underwriter as follows:

			 (a)  The Offerors will notify the
	  Representative immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the receipt of any comments from the Commission,
	  (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

			 (b)  The Offerors will give the
	  Representative notice of their intention to file or prepare (i) any amendment to the Registration Statement or (ii) any amendment or supplement to the Prospectus (including any revised prospectus which the Offerors propose for use by the Underwriters in connection with the offering of the Preferred Securities which differs from the prospectus on file at the Commission at the date hereof, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), and will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representative or counsel for the Underwriters shall reasonably object. Subject to the foregoing, the Offerors will promptly prepare the supplement to Prospectus Supplement to reflect the terms of the Preferred Securities and the terms of the offering. The Offerors will file the Prospectus Supplement pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement.

			 (c)  The Offerors will deliver to
	  the Representative as many signed copies of the Registration Statement as reasonably requested (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representative may reasonably request and will also deliver to the Representative a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

			 (d)  The Offerors will furnish to
	  each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933
	  Act or the respective applicable rules and regulations of the Commission thereunder.

			 (e)  If at any time when the
	  Prospectus is required by the 1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel to the Company and the Trust, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is to be delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission subject to paragraph (b) above such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements; and the Offerors will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

			 (f)  The Offerors will endeavor, in
	  cooperation with the Underwriters, to qualify the Preferred Securities (and the Preferred Securities Guarantee) and the Subordinated Debentures for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Representative may designate; provided, however, that none of the Offerors shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

			 (g)  The Trust will make generally
	  available to its security holders and to the Representative as soon as practicable but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Trust's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

			 (h)  For a period of five years
	  after the Closing Time, the Company will furnish to the Representative and, upon request, to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or security holders generally.

			 (i)  The Offerors will use best
	  efforts to effect the listing of the Preferred Securities (including the Preferred Securities Guarantee with respect thereto) on the New York Stock Exchange; if the Preferred Securities are exchanged for Subordinated Debentures, the Company will use its best efforts to effect the listing of the Subordinated Debentures on the exchange on which the Preferred Securities were then listed.

			 (j)  During a period of 30 days
	  from the date hereof, neither the Trust nor the Company will, without the Representative's prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or the Subordinated Debentures or any debt securities substantially similar to the Subordinated Debentures or equity securities substantially similar to the Preferred Securities (except for the Subordinated Debentures and the Preferred Securities issued pursuant to this Agreement).

	  Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of each Offeror's obligations under this Agreement, including, but not limited to, (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement,
(iii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriters, (iv) the fees and disbursements of the Company's and the Trust's counsel and accountants, (v) the qualification of the Preferred Securities, the Preferred Securities Guarantee and the Subordinated Debentures under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky survey and any legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto,
(vii) the printing and delivery to the Underwriters of copies of any blue sky survey and any legal investment survey, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. (ix) the fees and expenses of the Debt Trustee, including the fees and disbursements of counsel for the Debt Trustee in connection with the Indenture and the Subordinated Debentures; (x) the fees and expenses of the Property Trustee, the Delaware Trustee and the Guarantee Trustee, including the fees and disbursements of counsel for the Property Trustee in connection with the Declaration and the Certificate of Trust; (xi) any fees payable in connection with the rating of the Preferred Securities and Subordinated Debentures, (xii) the fees and expenses incurred in connection with the listing of the Preferred Securities (and the related Preferred Securities Guarantee) and, if applicable, the Subordinated Debentures on the New York Stock Exchange, (xiii) the cost and charges of any transfer agent or registrar, (xiv) the cost of qualifying the Preferred Securities with The Depository Trust Company, and (xv) fees and disbursements of Sidley & Austin, counsel for the Underwriters, incurred through the date on which the Registration Statement is declared effective under the 1933 Act, or the date on which any post-effective amendment to the Registration Statement is declared so effective prior to the date of the Prospectus Supplement, but the Underwriters shall pay all fees and expenses of such counsel incurred after such date, and all transfer taxes, if any, on the resale of Preferred Securities and any advertising expenses connected with any offers they may make to sell Preferred Securities.

	  If this Agreement is terminated by the
Representative in accordance with the provisions of Section 5 or Section 9 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

	  Section 5.  Conditions of Underwriters'
Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors herein contained, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

	  (a) At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with
Section 3(b) and prior to Closing Time the Offerors shall have provided evidence satisfactory to the Representative of such timely filing.

	  (b) At Closing Time the Representative shall have received:

	       (1)  The favorable opinion, dated as of
     Closing Time, of Jeanie Sell Latz, Senior Vice
     President and Chief Legal Officer of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

			 (i)  The Company has been duly
	  incorporated and is validly existing in good standing under the laws of the State of Missouri and is duly qualified as a foreign corporation to do business in the State of Kansas.

			 (ii) The Company is a public
	  utility duly authorized by its Restated Articles of Consolidation, as amended, under which it was organized to carry on the business in which it is engaged as set forth in the Prospectus; and the Company has the legal right to function and operate as an electric utility in the States of Missouri and Kansas;

			 (iii)  The statements in the
	  Prospectus under the captions "Risk Factors,"
	  "Description of the Preferred Securities,"
	  "Description of the Preferred Securities
	  Guarantee," "The Trusts," "Description of the
	  Subordinated Debentures," "Effect of Obligations under the Subordinated Debentures and the Preferred Securities Guarantee," insofar as they constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects.

		    (iv)  The Company holds valid and
	  subsisting franchises, licenses and permits authorizing it to carry on the respective utility businesses in which it is engaged in the territory from which substantially all of its gross operating revenue is derived.

		    (v)  The Registration Statement is
	  effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings therefor have been initiated or threatened by the Commission.

		    (vi)  The Registration Statement and the
	  Prospectus and each amendment or supplement thereto (in each case, other than the financial statements and the notes thereto, the financial schedules, and any other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief), excluding the documents incorporated by reference therein, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and the Declaration, the Indenture and the Preferred Securities Guarantee Agreement filed with the Commission as part of the Registration Statement complied as to form in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

		    (vii)  Each of the documents
	  incorporated by reference in the Registration
	  Statement or the Prospectus at the time they were filed or last amended (other than the financial statements and the notes thereto, the financial schedules, and any other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no belief) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act, and the
	  1934 Act Regulations, as applicable.

		    (viii)  Each of the Offerors meets the
	  registrant requirements for use of Form S-3 under the 1933 Act Regulations.

		    (ix)  The Common Securities, the
	  Preferred Securities, the Subordinated Debentures, the Preferred Securities Guarantee, the Declaration, the Indenture and the Preferred Securities Guarantee Agreement conform in all material respects to all statements relating thereto contained in the Prospectus.

		    (x)  To the best of such counsel's
	  knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instruments described, referred to, filed or incorporated by reference.

		    (xi)  All of the issued and outstanding
	  Common Securities of the Trust are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

		    (xii)  This Agreement has been duly
	  authorized, executed and delivered by each of the Trust and the Company.

		    (xiii)  The Declaration has been duly
	  qualified under the 1939 Act.

		    (xiv)  The Preferred Guarantee Agreement
	  has been duly authorized, executed and delivered by the Company and, assuming it is duly authorized, executed, and delivered by the Guarantee Trustee, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by Bankruptcy Exceptions; and the Preferred Securities Guarantee Agreement has been duly qualified under the 1939 Act.

		    (xv) The Indenture has been duly
	  executed and delivered by the Company and, assuming due authorization, execution, and delivery thereof by the Debt Trustee, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Indenture has been duly qualified under the 1939 Act.

		    (xvi)  The Subordinated Debentures are
	  in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated by the Debt
	  Trustee in the manner provided for in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

		    (xvii)  The Subordinated Debentures are
	  subordinate and junior in right of payment to all "senior indebtedness" (as defined in the Supplemental Indenture) of the Company.

		    (xviii) The Company's obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all liabilities of the Company and are pari passu with the most senior preferred stock issued by the Company.

		    (xix)  Neither the Company nor the Trust
	  is an "investment company" or a company
	  "controlled" by an "investment company" within the meaning of the 1940 Act.

		    (xx) The Declaration has been duly
	  authorized, executed and delivered by the Company and each of the Regular Trustees and constitutes a valid and binding obligation of the Company and each of the Regular Trustees, enforceable against the Company and each of the Regular Trustees in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

		    (xxi)  There are no legal or
	  governmental proceedings pending or, to the best of such counsel's knowledge, threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company is a party or of which any of its property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company, are, considered in the aggregate, not material to the financial condition of the Company.

		    (xxii)  The Company has made all
	  necessary filings and obtained all necessary consents or approvals from the Missouri Public Service Commission in connection with the issuance and sale of the Subordinated Debentures or the Preferred Securities Guarantee pursuant to this Agreement, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or for the issuance and sale of the Common Securities or the offering of the Preferred Securities, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or Blue Sky laws.

		    (xxiii)  To the best of such counsel's
	  knowledge, the Company is not in violation of its Restated Articles of Consolidation, as amended, or its by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note or lease to which it is a party or by which it or any of its properties may be bound. The execution, delivery and performance of this Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Debentures, the Preferred Securities Guarantee Agreement, and the Preferred Securities Guarantee and the consummation of the transactions contemplated herein and therein, and the compliance by each of the Offerors with their respective obligations hereunder, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, or any law, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the Restated Articles of Consolidation, as amended, or by-laws of the Company.

		    (xxiv)  The Declaration constitutes a
	  valid and binding obligation of the Company and the Regular Trustees and is enforceable against the Company and the Regular Trustee in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

			 Such letter shall additionally state that nothing has come to the attention of such counsel that would lead such counsel to believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the date hereof, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented at the time it was filed or mailed for filing pursuant to Rule 424(b) under the 1933 Act contained or as amended or supplemented at the Closing Time contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

			 Such opinion shall be to such
	  further effect with respect to other legal matters relating to this Agreement and the sale of the Securities hereunder as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Missouri, the federal law of the United States and the General Corporation Law and the Business Trust Act of the State of Delaware, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that such counsel believe that you and counsel for the Underwriters are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied to the extent such counsel deems proper, upon representations of officers of the Company and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

	       (2)  The favorable opinion, dated as of
     Closing Time, of Pepper, Hamilton & Scheetz, special counsel to the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

			 (i)  The Trust has been duly
	  created and is validly existing in good standing as a business trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a business trust have been made; the Trust has all necessary power and authority to own property and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, the Preferred Securities and the Common Securities; the Trust is duly qualified and in good standing as a foreign company in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; and the Trust is not a party to or otherwise bound by any agreement known to such counsel other than those described in the Prospectus.

			 (ii)  The Common Securities have
	  been duly authorized for issuance and, when issued, delivered and paid for in accordance with the Declaration and as described in the Prospectus, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust, and the issuance of the Common Securities is not subject to preemptive or other similar rights.

			 (iii)  The Preferred Securities
	  have been duly authorized for issuance and, when issued, delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as is extended to stockholders of private corporations for profit; and the issuance of the preferred Securities is not subject to preemptive or other similar rights. Such counsel may note that the Preferred Securities holders may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and the issuance of replacement Preferred Securities, and
	  (b) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

			 (iv)  The execution and delivery by
	  the Trust of this Agreement and the performance by the Trust of its obligations hereunder have been duly authorized by all necessary action on the part of the Trust.

			 (v)  The issuance and sale by the
	  Trust of the Preferred Securities and the Common
	  Securities, the purchase by the Trust of the Subordinated Debentures, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated hereby and compliance by the Trust with its obligations hereunder will not violate
	  (A) any of the provisions of the Certificate of Trust or the Declaration or (B) any applicable
	  Delaware law or administrative regulation.

	       (3)  The favorable opinion, dated as of
     Closing Time, of the Law Department of The First
     National Bank of Chicago, counsel for the Property
     Trustee and the Guarantee Trustee, in form and substance satisfactory to counsel for the Underwriters to the effect that:

		    (i)  The First National Bank of Chicago
	  is a national association with trust powers, duly organized, validly existing and in good standing under the laws of the United States with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration and the Preferred Securities Guarantee Agreement.

		    (ii) The execution, delivery and
	  performance by the Property Trustee of the Declaration and the execution, delivery and performance by the Guarantee Trustee of the Preferred Securities Guarantee Agreement have been duly authorized by all necessary corporate action on the part of the Property Trustee and the Guarantee Trustee, respectively. The Declaration and the Preferred Securities Guarantee Agreement have been duly executed and delivered by the Property Trustee and the Guarantee Trustee, respectively, and constitute the legal, valid and binding obligations of the Property Trustee and the Guarantee Trustee, respectively, enforceable against the Property Trustee and the Guarantee Trustee, respectively, in accordance with their terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions.

		    (iii)  The execution, delivery and
	  performance of the Declaration and the Preferred Securities Guarantee Agreement by the Property Trustee and the Guarantee Trustee, respectively, do not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Property Trustee and the Guarantee Trustee, respectively.

		    (iv) No consent, approval or
	  authorization of, or registration with or notice to, any federal banking authority is required for the execution, delivery or performance by the Property Trustee and the Guarantee Trustee of the Declaration and the Preferred Securities Guarantee Agreement.

			 (v)  The Statements of Eligibility
	  on Forms T-1 with respect to each of the Property
	  Trustee, the Debt Trustee, and the Guarantee
	  Trustee filed with the Commission as part of the Registration Statement complied as to form in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

			 (vi) The Declaration constitutes a
	  valid and binding obligation of the Property
	  Trustee and the Delaware Trustee and is
	  enforceable against the Property Trustee and the Delaware Trustee in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

	       (4)  The opinion of Sidley & Austin, as
     counsel for the Underwriters, to the Representative at the Closing Time with respect to the validity of the Securities and with respect to the Registration Statement, the Prospectus, and other related matters as the Representative may reasonably require and including that:

		    (i)  under current law, for United
	  States federal income tax purposes (A) the Subordinated Debentures will constitute indebtedness of the Company and (B) the interest on the Subordinated Debentures will be deductible by the Company on an economic accrual basis in accordance with section 163(e) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.163-7, subject to any applicable limitations on the Company's ability to deduct interest on any of its indebtedness;

		    (ii) under current law, the Trust will
	  be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Subordinated Debentures, and each holder will be required to include in its gross income any original issue discount accrued with respect to its allocable share of the Subordinated Debentures; and.

		    (iii)  the discussion set forth in the
	  Prospectus Supplement under the caption "United States Federal Income Taxation" is a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein.

	  (c) At Closing Time, there shall not have been since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of a Vice President of the Company and of the chief financial or chief accounting officer of the Company and a certificate of a Regular Trustee of the Trust, and dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Trust and the Company have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

	  (d) The Representative shall have received from Coopers & Lybrand L.L.P. two letters, one dated as of the date hereof and delivered on such date and the other dated as of the Closing Time and delivered at such time, in form and substance satisfactory to the Representative, to the effect that:

	       (i)  They are independent public accountants
     with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations;

	       (ii) In their opinion, the financial
     statements and supporting schedule(s) of the Company audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations;

	       (iii)  They have performed specified
     procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minute books of the Company since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included therein, or (B) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or any increase in long-term debt of the Company or any decrease in the common shareholders' equity of the Company other than for the declaration of regular quarterly dividends, in each case as compared with the amounts shown on the most recent balance sheet of the Company included in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in revenues or net income of the Company, except in each case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions (e.g. inability to determine such decreases because of insufficient accounting information available after the date of such most recent balance sheet) enumerated in such letter as shall have been agreed to by the Agents and the Company; and

	       (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Representative, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

	  (e) At Closing Time, the Preferred Securities shall be rated in one of the four highest rating categories for long term debt ("Investment Grade") by any nationally recognized statistical rating agency, and the Trust shall have delivered to the Representative a letter, dated the Closing Time, from such nationally recognized statistical rating agency, or other evidence satisfactory to the Representative, confirming that the Preferred Securities and the Subordinated Debentures have Investment Grade ratings; and there shall not have occurred any decrease in the ratings of any of the securities of the Company or of the Preferred Securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act).

	  (f) At the Closing Time, the Preferred Securities shall have been approved for listing on the New York Stock
Exchange upon notice of issuance.

	  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Offerors at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

	  Section 6. Indemnification.

	  (a) The Offerors agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

	       (i)  against any and all loss, liability,
     claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

	       (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

	       (iii) against any and all expense whatsoever as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Merrill Lynch) reasonably incurred, in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust or the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if the Offerors sustain the burden of proving that a copy of the Prospectus (as then amended or supplemented if the Company or the Trust shall have furnished any such amendments or supplements thereto), but excluding documents incorporated or deemed to be incorporated by reference, was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this proviso shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

	  (b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Section 6(a) hereunder.

	  (c)  Each Underwriter severally agrees to
indemnify and hold harmless the Offerors, their directors, trustees, each of its officers who signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection
(a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

	  (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a), counsel to the indemnified parties shall be selected by the Representative, and in the case of parties indemnified pursuant to Section 6(b), counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action, provided, however, that counsel to the indemnifying parties shall not (except with the consent of the indemnified parties) also be counsel to the indemnified parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

	  (e) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

	  Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Offerors and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Offerors and one or more of the Underwriters, as incurred, in such proportion represented by the percentage that the underwriting compensation paid by the Company appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Offerors are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company and each officer of the Company who signed the Registration Statement, each trustee of the Trust and each person, if any, who controls an Offeror within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Offerors.

	  Section 8.     Representations, Warranties and
Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers or Trustees of the Offerors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Offerors and shall survive delivery of the Preferred Securities to the Underwriters.

	  Section 9.     Termination of Agreement.

	  (a)  The Representative may terminate this
agreement, by notice to the Offerors, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust and the Company considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities,
(iii) if trading in any securities of the Company or the Preferred Securities has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended, limited or restricted or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, (iv) if a banking moratorium has been declared by either Federal, New York or Delaware authorities, or (v) if there has been any decrease in the ratings of any of the securities of the Company or of the Preferred Securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), or (v) if there shall have come to the attention of the Representative any facts that would cause the Representative to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in light of the circumstances existing at the time of such delivery, not misleading.

	  (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

	  Section 10.    Default by One or More of the
Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Preferred Securities that it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

	  (a) if the number of Defaulted Securities does not exceed 10% of the Preferred Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

	  (b)  if the number of Defaulted Securities exceeds
10% of the Preferred Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

	  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

	  In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Offerors shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

	  Section 11.    Notices.  All notices and other
communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunications. Notices to the Underwriters shall be directed to the Representative at Merrill Lynch World Headquarters, North Tower, World
Financial Center, New York, New York 10281-1201, attention of _________________________; notices to the Trust and the
Company shall be directed to them at 1201 Walnut, Kansas
City, Missouri 64106, Attention: Treasurer.

	  Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Trust, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Trust and the Company and their respective successors and the controlling persons and officers, directors and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Trust and the Company and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

	  Section 13.    Governing Law and Time.  This
Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made to and to be performed in said State.
Except as otherwise set forth herein, specified times of day refer to New York City time.

	  Section 14.    Counterparts.  This Agreement may
be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

	  If the foregoing is in accordance with your understanding or our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.

	       Very Truly yours,

	       KANSAS CITY POWER & LIGHT COMPANY



	       By________________________
		 Title:


	       KCPL Financing _


	       By________________________
		 Title:  Trustee

	       By________________________
		 Title:  Trustee


CONFIRMED AND ACCEPTED,
 as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated


By__________________________________
	  Authorized Signatory

For itself and as Representative of the other
Underwriters named in Schedule A hereto.







			 SCHEDULE A


				    Number
     Name of Underwriter        of Securities
     _________________          _____________